Exhibit 4.16

SECOND SUPPLEMENTAL INDENTURE

dated as of November 6, 2025

among

AUNA S.A.,

as Issuer

The GUARANTORS party hereto,

and

CITIBANK, N.A.,

as Trustee, Paying Agent, Registrar and Transfer Agent

10.000% Senior Secured Notes due 2029

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of November 6, 2025, among AUNA S.A., a public limited liability company (société anonyme), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 6, rue Jean Monnet, L-2180 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B267590 (the “Issuer”), the guarantors listed in Schedule 1 hereto (each individually, together with its successors, a “Guarantor”, and collectively, the “Guarantors”) and CITIBANK, N.A., not in its individual capacity but solely as trustee (the “Trustee”), Registrar, Transfer Agent and Paying Agent.

RECITALS

WHEREAS, the Issuer, the Guarantors and Citibank, N.A., not in its individual capacity but solely as trustee, registrar, transfer agent and paying agent, entered into the indenture, dated as of December 18, 2023 (the “Base Indenture”), as amended and supplemented by the supplemental indenture, dated as of October 18, 2024 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) relating to the Issuer’s 10.000% Senior Secured Notes Due 2029 (the “Notes”);

WHEREAS, Section 9.1(a) of the Indenture permits the Issuer, the Guarantors and the Trustee, with the consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding (excluding any Notes held by the Issuer or its Affiliates (as defined in the Indenture)), to amend or supplement the Indenture for the purposes set forth herein;

WHEREAS, the Company has solicited consents (the “Consent Solicitation”) from the Holders of the Notes to certain proposed amendments (the “Proposed Amendments”), pursuant to the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated October 20, 2025 (the “Offer to Purchase”);

WHEREAS, the Company has obtained the requisite consents to the Proposed Amendments to the Indenture set forth in this Supplemental Indenture; and

WHEREAS, each of the conditions in the Indenture necessary to give effect to the amendments set forth herein have been satisfied.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

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Section 2. Subject to Section 6 hereof, on the Operative Date (as defined herein), the Indenture is hereby amended by deleting each of the following sections, or clauses of sections, as the case may be, in its entirety and, in the case of each such section or clause so deleted, inserting in lieu thereof the phrase “[Intentionally Omitted]”:

(i)	Section 4.1(d) — Limitation on Indebtedness;

(ii)	Section 4.1(e) — Limitation on Asset Dispositions;

(iii)	Section 4.1(f) — Limitation on Restricted Payments;

(iv)	Section 4.1(g) — Limitation on Liens;

(v)	Section 4.1(h) — Limitation on Restrictions on Distributions from Restricted Subsidiaries;

(vi)	Section 4.1(i) — Limitation on Affiliate Transactions;

(vii)	Section 4.1(j) — Limitation on Activities of the Issuer and its Restricted Subsidiaries;

(viii)	Section 4.1(k) — Maintenance of Properties;

(ix)	Section 4.1(l) — Anti-Layering;

(x)	Section 4.1(m) — Reports;

(xi)	Section 4.2 — Effectiveness of Covenants;

(xii)	Section 4.3 — Merger and Consolidation;

(xiii)	Section 4.4 — Offer to Repurchase upon Change of Control;

(xiv)	Section 5.1(a)(iii) (the event of default regarding failure by the Issuer or any Guarantor to comply with its obligations under Section 4.3);

(xv)	Section 5.1(a)(iv) (the event of default regarding failure by the Issuer or any Guarantor for thirty (30) days to comply with its obligations under Section 4.1(e) or Section 4.4);

(xvi)	Section 5.1(a)(v) (the event of default regarding failure by the Issuer or any Guarantor for sixty (60) days to comply with any other covenant or agreement contained in the Indenture or the Notes);

(xvii)	Section 5.1(a)(vi) (the event of default regarding cross-acceleration and payment default);

(xviii)	Section 5.1(a)(vii) (the event of default regarding undischarged judgments); and

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(xix)	Section 5.1(a)(viii) (the event of default regarding bankruptcy).

Section 3. Any provision contained in the Notes that corresponds to any provision of the Indenture as amended by Section 2 shall likewise be amended so that any such provision contained in the Notes will conform to and be consistent with any provision of the Indenture as amended hereby.

Section 4. Any definitions used exclusively in the provisions of the Indenture and the Notes that are deleted pursuant to Section 2 hereof, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all references in the Indenture and the Notes to any sections or clauses set forth in Section 2 hereof, any and all obligations thereunder and any Event of Default related solely to such sections and clauses, are hereby deleted throughout the Indenture and the Notes.

Section 5. This Second Supplemental Indenture shall become effective immediately upon execution by the parties hereto, however, the provisions of this Second Supplemental Indenture shall not become operative until the Issuer delivers to the Trustee an Officers’ Certificate confirming the consummation of the Tender Offer on the Early Settlement Date (each, as defined in the Offer to Purchase) (the “Operative Date”). Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the Operative Date, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Second Supplemental Indenture.

Section 6. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. Section 12.8 (Waiver of Jury Trial) and Section 12.9 (Submission to Jurisdiction; Waivers; Prescription) of the Indenture shall apply mutatis mutandis to this Second Supplemental Indenture as if set out herein.

Section 7. This Second Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 8. This Second Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Second Supplemental Indenture will henceforth be read together.

Section 9. The Trustee makes no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture or the recitals contained herein, and assumes no responsibility for their correctness. In the performance of its obligations hereunder, the Trustee in each of its capacities hereunder shall be provided with any rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Indenture.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

AUNA S.A., as Issuer

By:	/s/ Edgardo Cavalié
Name:Edgardo Cavalié
Title:Authorized Representative

AUNA SALUD S.A.C.

CLÍNICA BELLAVISTA S.A.C.

CLÍNICA MIRAFLORES S.A.

CLÍNICA VALLESUR S.A.

GSP INVERSIONES S.A.C.

GSP SERVICIOS COMERCIALES S.A.C.

GSP SERVICIOS GENERALES S.A.C.

GSP TRUJILLO S.A.C.

LABORATORIO CLÍNICO INMUNOLÓGICO

CANTELLA S.A.C. MEDICSER S.A.C.

ONCOCENTER PERÚ S.A.C.

ONCOSALUD S.A.C.

RYR PATÓLOGOS ASOCIADOS S.A.C.

SERVIMÉDICOS S.A.C.

as Guarantors

By:	/s/ Edgardo Cavalié
Name:Edgardo Cavalié
Title:Authorized Representative

AUNA COLOMBIA S.A.S., as Guarantor

By:	/s/ Cristhian Insignares Cera
Name:Cristhian Insignares Cera
Title:Legal Representative

[Signature Page to Second Supplemental Indenture]

INSTITUTO DE CANCEROLOGÍA S.A.S., as Guarantor

By:	/s/ Cristhian Insignares Cera
Name:Cristhian Insignares Cera
Title:Legal Representative

PROMOTORA MÉDICA LAS AMÉRICAS S.A., as Guarantor

By:	/s/ Cristhian Insignares Cera
Name:Cristhian Insignares Cera
Title:Legal Representative

LAS AMÉRICAS FARMA STORE S.A.S., as Guarantor

By:	/s/ Juan Gonzalo Alvarez Restrepo
Name:Juan Gonzalo Alvarez Restrepo
Title:Legal Representative

HOSPITAL Y CLÍNICA OCA, S.A. DE C.V., as Guarantor

By:	/s/ Edgardo Cavalié
Name:Edgardo Cavalié
Title:Authorized Representative

DRJ INMUEBLES, S.A. DE C.V., as Guarantor

By:	/s/ Edgardo Cavalié
Name:Edgardo Cavalié
Title:Authorized Representative

[Signature Page to Second Supplemental Indenture]

INMUEBLES JRD 2000, S.A. DE C.V., as Guarantor

By:	/s/ Edgardo Cavalié
Name:Edgardo Cavalié
Title:Authorized Representative

TOVLEJA HG, S.A. DE C.V., as Guarantor

By:	/s/ Edgardo Cavalié
Name:Edgardo Cavalié
Title:Authorized Representative

GRUPO SALUD AUNA MÉXICO, S.A. DE C.V., as Guarantor

By:	/s/ Edgardo Cavalié
Name:Edgardo Cavalié
Title:Authorized Representative

[Signature Page to Second Supplemental Indenture]

CITIBANK, N.A., not in its individual capacity but solely as Trustee, Registrar, Transfer Agent and Paying Agent

By:	/s/ Eva Waite
Name:Eva Waite
Title:Senior Trust Officer

[Signature Page to Second Supplemental Indenture]

Schedule 1

LIST OF GUARANTORS

Entity	Jurisdiction
1.Auna Salud S.A.C.	Peru
2.Clínica Bellavista S.A.C.	Peru
3.Clínica Miraflores S.A.	Peru
4.Clínica Vallesur S.A.	Peru
5.GSP Inversiones S.A.C.	Peru
6.GSP Servicios Comerciales S.A.C.	Peru
7.GSP Servicios Generales S.A.C.	Peru
8.GSP Trujillo S.A.C.	Peru
9.Laboratorio Clínico Inmunológico Cantella S.A.C.	Peru
10.Medicser S.A.C.	Peru
11.Oncocenter Perú S.A.C.	Peru
12.Oncosalud S.A.C.	Peru
13.RyR Patólogos Asociados S.A.C.	Peru
14.Servimédicos S.A.C.	Peru
15.Auna Colombia S.A.S.	Colombia
16.Instituto de Cancerología S.A.S.	Colombia
17.Promotora Médica Las Américas S.A.	Colombia
18.Las Américas Farma Store S.A.S.	Colombia
19.Hospital y Clínica OCA, S.A. de C.V.	México
20.DRJ Inmuebles, S.A. de C.V.	México
21.Inmuebles JRD 2000, S.A. de C.V.	México
22.Tovleja HG, S.A. de C.V.	México
23.Grupo Salud Auna México, S.A. de C.V.	México